UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

(December 1, 2023)

Date of Report (Date of earliest event reported)

SANMINA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street

San Jose, California 95134

(Address of principal executive offices, including zip code)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SANM	NASDAQ Global Select Market

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Appointment of New Chief Financial Officer

On December 5, 2023, Sanmina Corporation (the “Company”) announced the appointment of Jonathan Faust as Executive Vice President and Chief Financial Officer of the Company, effective December 18, 2023. Mr. Faust, 46, previously served as Global Controller and Head of Corporate Finance & Services of HP, Inc., which he joined in August 2021. From February 2020 until July 2021, Mr. Faust was Chief Financial Officer of Aruba, an HP Enterprise company. Mr. Faust spent more than 19 years at Hewlett Packard Enterprise working in various finance roles, most recently as Senior Vice President and Chief Financial Officer – Hybrid IT from August 2018 until January 2020.

Mr. Faust’s compensation package is described below.

Base Salary	Bonus Target as percentage of base salary	Equity Awards
$650,000	100%*

• 90,000 time-based restricted stock units that vest within four years of the grant date

• 30,000 performance stock units tied to achievement of Corporate Budget targets over three years to be approved by the Compensation Committee of the Board of Directors

* Up to a maximum of 150% of base salary.

In addition, Mr. Faust shall receive the Company’s standard change in control severance arrangement providing for certain benefits in the event of a qualifying termination of employment following a change in control of the Company.  These benefits consist of (1) payment, in a lump sum, of two times base salary and one times target bonus for the year, (2) acceleration in full of all unvested equity awards held by Mr. Faust and (3) payment, in a lump sum, of premiums for continued health insurance coverage for a period of 18 months. The plan does not provide benefits unless the employee is terminated without cause or resigns for good reason within a specified period of time following a change in control.

Also, on December 5, 2023, the Company announced that the employment of Kurt Adzema, Executive Vice President and Chief Financial Officer, will terminate effective January 5, 2024. In the interim, Mr. Adzema will remain with the Company in an advisory capacity.

The press release announcing these matters is filed as Exhibit 99.1 to this Form 8-K.

Resignation of Board Member

Separately, on December 1, 2023, John P. Goldsberry, a member of the Board of Directors of the Company notified the Company of his resignation from the Board and the committees on which he serves for health reasons, effective as of December 4, 2023.

Approval of Executive Officer Compensation Arrangements

On December 4, 2023, the Compensation Committee of the Board of Directors of the Company approved the Fiscal Year 2024 Corporate Bonus Plan (the “2024 Plan”). The 2024 Plan contains targets for the Company’s revenue, non-GAAP operating margin and cash flow from operations for fiscal 2024. The Company’s performance for fiscal 2024 will be measured against these targets. Should the Company not achieve a minimum performance against these targets, no incentive compensation shall be payable under the 2024 Plan. Each 2024 Plan participant’s actual incentive compensation for fiscal 2024 will be determined by reference to his or her target incentive compensation, the Company’s achievement against its targets and achievement of the participant’s individual/divisional performance goals for fiscal 2024. Target individual incentive compensation payable under the 2024 Plan is expressed as a percentage of annual base salary and, for executive officers of the Company, ranges from 80% to 187.5%. The Committee retains the right to terminate or amend the 2024 Plan in any respect, including increasing or decreasing Company and individual incentive compensation targets, and can also adjust an individual’s incentive compensation up or down on a discretionary basis.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Exhibit No	Description

99.1	Press Release issued by Sanmina Corporation on December 5, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA CORPORATION

	By:	/s/ Jure Sola
Jure Sola
Chief Executive Officer

Date: December 7, 2023

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